Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE GOVERNING
7.125% SENIOR FIXED RATE NOTES DUE 2017
AND SENIOR FLOATING NOTES DUE 2015
OF GENERAL CABLE CORPORATION
This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 31, 2007, among General Cable Company, a Canadian corporation, General Cable Canada, Ltd., a Canadian corporation, GC Global Holdings, Inc., a Delaware corporation, PD Wire & Cable Sales Corporation, a Delaware corporation, Phelps Dodge National Cables Corporation, a Delaware corporation, Phelps Dodge Enfield Corporation, a Delaware corporation, and Phelps Dodge International Corporation, a Delaware corporation, (collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of General Cable Corporation, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 21, 2007 providing for the issuance of 7.125% Senior Fixed Rate Notes due 2017 and the Senior Floating Rate Notes due 2015 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide a Guarantee on the terms and subject to the conditions set forth in the Guarantee attached hereto as Exhibit A and in the Indenture including but not limited to Article 10 thereof.
3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.
4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE

EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated as of October 31, 2007

SIGNATURES

GENERAL CABLE CORPORATION

By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President, General Counsel and Secretary

PD WIRE & CABLE SALES CORPORATION
PHELPS DODGE NATIONAL CABLES CORPORATION
PHELPS DODGE ENFIELD CORPORATION
PHELPS DODGE INTERNATIONAL CORPORATION
GC GLOBAL HOLDINGS, INC.
GENERAL CABLE COMPANY
GENERAL CABLE CANADA, LTD.
DIVERSIFIED CONTRACTORS, INC.
GENCA CORPORATION
GENERAL CABLE INDUSTRIES, INC.
GENERAL CABLE INDUSTRIES LLC
GENERAL CABLE MANAGEMENT LLC
GENERAL CABLE OVERSEAS HOLDINGS, LLC
GENERAL CABLE TECHNOLOGIES CORPORATION
GENERAL CABLE TEXAS OPERATIONS, L.P.
GK TECHNOLOGIES, INCORPORATED
MARATHON MANUFACTURING HOLDINGS, INC.
MARATHON STEEL COMPANY
MLTC COMPANY

By:	/s/ Brian J. Robinson

Name:	Brian J. Robinson
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Robert T. Jones

Name:	Robert T. Jones
Title:	Vice President

EXHIBIT A
GUARANTEE
     Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated March 21, 2007 by and among General Cable Corporation, as issuer, the Guarantors, as guarantors, and U.S. Bank National Association, as Trustee (as amended, restated or supplemented from time to time, (the “Indenture”), and, subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Fixed Rate Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture and (b) in case of any extension of time of payment or renewal of any Fixed Rate Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of a Final Rate Note to which this Guarantee is endorsed, by accepting such Fixed Rate Note, agrees to and shall be bound by such provisions.
     IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

GC GLOBAL HOLDINGS, INC.
GENERAL CABLE COMPANY
GENERAL CABLE CANADA, LTD.
PD WIRE & CABLE SALES CORPORATION
PHELPS DODGE NATIONAL CABLES CORPORATION
PHELPS DODGE INTERNATIONAL CORPORATION
PHELPS DODGE ENFIELD CORPORATION

By:

	Name:	Brian J. Robinson
	Title:	Senior Vice President

EXHIBIT A
Guarantee
     Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of March 21, 2007 by and among General Cable Corporation, as issuer, the Guarantors, as guarantors, and U.S. Bank National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal and premium, if any, and interest on the Floating Rate Notes, when and as the same shall become due and payable , whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture and (b) in case of any extension of time of payment or renewal of any Floating Rate Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of a Floating Rate Note to which this Guarantee is endorsed, by accepting such Floating Rate Note, agrees to and shall be bound by such provisions.
     IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

GENERAL CABLE COMPANY
GENERAL CABLE CANADA, LTD.
GC GLOBAL HOLDINGS, INC.
PD WIRE & CABLE SALES CORPORATION
PHELPS DODGE NATIONAL CABLES CORPORATION
PHELPS DODGE INTERNATIONAL CORPORATION
PHELPS DODGE ENFIELD CORPORATION

By:

	Name:	Brian J. Robinson
	Title:	Senior Vice President